Contact:	Charlene Hamrah (Investment Community) 212-770-7074

Nicholas Ashooh (News Media) 212-770-3523
AIG TO REFOCUS AS WORLDWIDE PROPERTY AND CASUALTY COMPANY
WITH CONTINUING PRESENCE IN FOREIGN LIFE
Ongoing Business Expected To Have Significant Earnings Power
NEW YORK, October 3, 2008 — American International Group, Inc. (AIG) today indicated its intent to refocus the company on its core property and casualty insurance businesses, generate sufficient liquidity to repay the outstanding balance of its loan from the Federal Reserve Bank of New York and address its capital structure. AIG had drawn $61 billion on the Fed credit facility as of September 30, 2008.
     AIG plans to retain its U.S. property and casualty and foreign general insurance businesses, and to retain a continuing ownership interest in its foreign life insurance operations. AIG’s worldwide property and casualty businesses generated $40 billion in revenues in 2007. The company is exploring divestiture opportunities for its remaining high-quality businesses and assets.
     AIG is also actively at work on a number of alternatives for its Financial Products business and its securities lending program.
     AIG Chairman and Chief Executive Officer Edward M. Liddy, said, “We are refocusing on our traditional strengths in property and casualty underwriting. We have a number of remarkable businesses with leading market positions and significant competitive advantages that could not be recreated today.
     “To realize our objective, we will sell a number of extraordinary businesses that are already proving to be highly attractive to buyers,” Liddy said. “We have already been contacted by numerous strong, stable parties, and we expect that buyers will recognize the value of these properties, be a good strategic fit and offer the greatest potential for growth, profitability, and continuing opportunities for employees. Our goal is to emerge from this process as a smaller but more nimble company that is solidly profitable and has good long-term growth prospects.”
     AIG’s global coordinators for the divestiture program are The Blackstone Group and J.P. Morgan.
     A conference call for the investment community will be held today at 8:30 a.m. EDT. The call will be broadcast live on the Internet at www.aigwebcast.com. A replay will be archived at the same URL through Friday, October 24, 2008.
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American International Group, Inc.
70 Pine Street, New York, NY 10270

AIG to Refocus as Worldwide Property and Casualty Company with Continuing Presence in Foreign Life
October 3, 2008
Page two
     It should be noted that the remarks made on the conference call may contain projections concerning financial information and statements concerning future economic performance and events, plans and objectives relating to management, operations, products and services, and assumptions underlying these projections and statements. It is possible that AIG’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements include developments in global credit markets and such other factors as are discussed in Item 1A. Risk Factors of AIG’s Annual Report on Form10-K for the year ended December 31, 2007, in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of AIG’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, and in AIG’s Current Report on Form 8-K dated September 26, 2008 (reporting AIG’s entry into a material definitive agreement). AIG is not under any obligation (and expressly disclaims any such obligation) to update or alter its projections and other statements whether as a result of new information, future events or otherwise.
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     American International Group, Inc. (AIG), a world leader in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG’s common stock is listed on the New York Stock Exchange, as well as the stock exchanges in Ireland and Tokyo.
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